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                                                                    Exhibit 23.0

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in each of the twelve Registration Statements on Form S-8 (No. 33-14717, No. 33-51454, No. 33-34920, No. 33-57082, No. 33-62185, No. 333-01061, No. 333-03385, No. 333-47459, No.
333-47461, No. 333-67493, No. 333-75145 and No. 333-79099), and in the
Registration Statements on Form S-3 (No. 333-68017 and No. 333-73177) of Mattel, Inc. and its subsidiaries of our report dated January 31, 2001 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 31, 2001 relating to the Financial Statement Schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
March 28, 2001